As filed with the Securities and Exchange Commission on January 10, 2020

Registration No. 333-235777

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-235777

UNDER

THE SECURITIES ACT OF 1933

BIOMX INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2836	82-3364020
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7 Pinhas Sapir St., Floor 2
Ness Ziona, Israel 7414002

(972) 72-394-2377

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

BIOMX LTD. 2015 EMPLOYEE STOCK OPTION PLAN

CHARDAN HEALTHCARE ACQUISITION CORP. 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

(Full title of the plans)

Jonathan Solomon

Chief Executive Officer

7 Pinhas Sapir St., Floor 2
Ness Ziona, Israel 7414002

(972) 72-394-2377

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phyllis G. Korff

Anna T. Pinedo

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020-1001

Telephone: (212) 506-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-235777) (the “Registration Statement”) is filed in order to remove from Item 3. Incorporation of Documents by Reference the Registrant’s Annual Report on Form 10-K (File No. 001-38762) filed on August 21, 2019, included erroneously, and to add the Registrant’s Current Report on Form 8-K (File No. 001-38762) filed on December 31, 2019.

Part II, Item 3 of the Registration Statement is hereby amended and restated in its entirety. All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by BiomX Inc. (the “Registrant,” “we” or “our”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s prospectus filed with the Commission on December 13, 2019 pursuant to Rule 424(b) of the Securities Act, included in the registration statement on Form S-1 (File No. 333-235507), as amended;

(b)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-38762) filed with the Commission on December 13, 2018, and in the Registrant’s registration statement on Form S-1 (File No. 333-235507) filed with the Commission on December 13, 2019, both pursuant to Section 12(b) of the Securities Act, including any amendment or report filed for the purpose of updating such description;

(c)	The Registrant’s Quarterly Report on Form 10-Q (File No. 001-38762) filed on October 16, 2019;

(d)	The Registrant’s Current Reports on Form 8-K (File No. 001-38762) filed on July 17, 2019, September 9, 2019, October 11, 2019, October 15, 2019, October 16, 2019, October 21, 2019, October 23, 2019, November 1, 2019 (as amended on November 4 and 13, 2019) and December 31, 2019.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ness Ziona, Israel, on this 10th day of January, 2020.

BIOMX INC.

By	/s/ Jonathan Solomon
Jonathan Solomon
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	January 10, 2020
Dr. Russell Greig

/s/ Jonathan Solomon	Chief Executive Officer (Principal Executive Officer) and Director	January 10, 2020
Jonathan Solomon

*	Interim Chief Financial Officer (Principal Financial Officer)	January 10, 2020
Uri Ben-Or

*	Director	January 10, 2020
Dr. Gbola Amusa

*	Director	January 10, 2020
Yaron Breski

*	Director	January 10, 2020
Erez Chimovits

*	Director	January 10, 2020
Jonas Grossman

*	Director	January 10, 2020
Lynne Sullivan

*	Director	January 10, 2020
Dr. Robbie Woodman

*By: /s/ Jonathan Solomon	Attorney-in-Fact
Jonathan Solomon

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned duly authorized representative in the United States of BiomX Inc. has signed this Registration Statement in the City of Killingworth, in the State of Connecticut, on this 10th day of January, 2020.

BIOMX INC.

By	/s/ Dr. Sailaja Puttagunta
Dr. Sailaja Puttagunta
Chief Medical Officer

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